UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 22, 2025

SOUTHERN MISSOURI BANCORP, INC.

(Exact name of registrant as specified in its charter)

Missouri	000-23406	43-1665523
(State or other	(Commission File No.)	(IRS Employer
jurisdiction of incorporation)		Identification Number)

2991 Oak Grove Road, Poplar Bluff, Missouri	63901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(573) 778-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SMBC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02Results of Operations and Financial Condition

On July 23, 2025, Southern Missouri Bancorp, Inc., the parent corporation of Southern Bank, issued a press release announcing preliminary fourth quarter of fiscal 2025 results, its quarterly dividend of $0.25 per common share, and the timing and other information regarding its investor conference call. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.01	Departure of Directors or Certain Officers; Election of Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e)	Compensatory Arrangements of Certain Officers

On July 22, 2025, Southern Bank (the “Bank”), the wholly owned banking subsidiary of Southern Missouri Bancorp, Inc. (the “Company”) entered into an amended and restated change in control severance agreement with Rick Windes, its Chief Lending Officer and a named executive officer of the Company, which supersedes and replaces Mr. Windes’ previous severance agreement with the Bank, dated March 22, 2022 (individually the “Severance Agreement”).

The Severance Agreement has a term that initially expires on December 31, 2025. On each December 31st thereafter, the terms of the Severance Agreement is extended for a period of one additional year unless either the Bank or the executive has given notice to the other party in writing at least 60 days prior to such annual renewal date that the term of the Severance Agreement will not be extended. If a change in control occurs during the term of the Severance Agreement, however, then the remaining term of the agreement will be automatically extended until the one-year anniversary of the completion of the change in control.

Under the Severance Agreement, if Mr. Windes’ employment is terminated in connection with or within one year following a change in control (1) by the Bank other than for cause, disability, retirement or as a result of the executive’s death or (2) by the executive for Good Reason as defined in the Severance Agreement, Mr. Windes will be entitled to receive, in a lump sum within five business days following the date of termination, a cash severance amount equal to two times (formerly one and a half times) his cash compensation. In addition, Mr. Windes will receive for a twenty-four month period (formerly eighteen-month period), or until the date of the executive’s full time employment with another employer at no cost to the executive, the continued participation by the executive (including the executive’s dependents who are covered by the Bank at the time of termination) in all group insurance, life insurance, health, dental, vision and accident insurance and disability insurance plans offered by the Bank in which the executive and his covered dependents were participating immediately prior to the date of termination of employment.

In the event that the continued participation of the executive and his covered dependents in any group insurance plan is barred or would trigger the payment of an excise tax under Section 4980D of the Internal Revenue Code then the Bank will either (1) arrange to provide the executive and his covered dependents with alternative benefits substantially similar to those which he currently receives, provided the alternative benefits do not trigger the payment of an excise tax, or (2) pay to the executive within 10 business days following the termination, a lump sum cash amount equal to the projected cost of the benefits to the Bank until the twenty-four month (formerly eighteen month) anniversary date of the date of termination of employment.

If the payment and benefits the executive has the right to receive from the Bank would constitute a “parachute payment” under Section 280G of the Internal Revenue Code, then the payment and benefits will be reduced by the minimum amount necessary to result in no portion of the payment and benefits payable by the Bank under the Severance Agreements being non-deductible to the Bank pursuant to Section 280G.

The Severance Agreement also provides that during the term of the agreement and for a period of twenty-four months (formerly eighteen months) following the termination of Mr. Windes, the executive will not (1) solicit or induce or cause others to solicit or induce, any employee of the Bank or any of its affiliates or subsidiaries to leave the employment of the Bank or (2) solicit any customer of the Bank to transact business with any competitor of the Bank.

The foregoing description of the Severance Agreement is qualified in its entirety by reference to the full text of the Severance Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 8.01. Other Events.

On July 22, 2025, the Board of Directors of Southern Missouri Bancorp, Inc. (the “Company”) declared its 125th consecutive quarterly dividend on common stock since the inception of the Company. The dividend of $0.25 per common share represents an increase of $0.02, or 8.7% as compared to the previous quarterly dividend payment and will be payable on August 29, 2025, to stockholders of record at the close of business on August 15, 2025.

In other matters, the Company will host a conference call to discuss the release on July 24, 2025, at 9:30 a.m., central time. The call will be available live to interested parties by calling (toll free) 1-833-470-1428 in the United States. Participants should use participant access code 617584. Telephone playback will be available beginning one hour following the conclusion of the call through July 29, 2025. The playback may be accessed by dialing 1-866-813-9403 in the United States and using the conference passcode 612450.

Item 9.01Financial Statements and Exhibits

(d)Exhibits

10.1	Amended and Restated Change in Control Severance Agreement Dated July 22, 2025, by and between Southern Bank and Rick Windes
99.1	Press release dated July 23, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN MISSOURI BANCORP, INC.

Date: July 23, 2025	By:	/s/ Matthew T. Funke
Matthew T. Funke
President and Chief Administrative Officer

4